

# Financial Results for 2nd Quarter Ended June 30, 2009

**Jim Long, Chairman & CEO**

**Mark Hilz, President & COO**

**Brian Fontana, Vice President & CFO**

August 13, 2009

# GAAP Reconciliation and Forward-Looking Statements

INX

## GAAP Reconciliation

During this presentation references to financial measures of INX will include references to non-GAAP financial measures. INX provides a reconciliation between GAAP and non-GAAP financial information within this presentation and on its website at www.INXI.com under the "Investors" tab, which may be accessed directly at www.INXI.com/non-gaap-recon.

## Safe Harbor Statement

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including future operating results expectations. Statements associated with words such as "anticipate," "believe," "expect," "hope," "outlook," "should," "target," "will" or other similar words are forward-looking statements. These projections and other forward-looking statements are only projections. Actual events, performance or results may differ materially from those indicated due to numerous factors, many of which we have little or no control over, and some of which we may not be successful in addressing. Numerous of these factors are set forth in our most recently filed Form 10-K and Form 10-Q, which we urge you to read.

All financial results shown are for continuing operations unless otherwise noted

# INX Is Capitalizing On 2 Major Long-Term Technology Transition Themes

INX

## IP Network Becoming The Platform For All Enterprise Communications

IP telephony phone systems

Telepresence video communications

Network upgrades for QoS, PoE & bandwidth

Wireless access

Network security

UC voice applications

## Creating:

High level of ROI

Conflict between OEMs

Conflict between Cisco & certain large SP/SI partners

Customer desire for focused, expert SP/SI

Changing support model

INX opportunity

## Cloud Computing & Data Center Virtualization

Rebuilding of data centers with fewer, but larger, more powerful servers

Virtualization of servers

FCoE data center networking

Upgrades of data center networked storage

Virtualized server security

# Focused In 3 Interrelated Areas Of Enterprise Technology Infrastructure

INX

INX is focused in three interrelated and synergistic areas of technology used by enterprise organizations

Multiple technology transitions are creating changes in the manufacturer/OEM space as well as the competitive landscape

INX is positioned to take advantage of these changes

**Unified Communications**

- IP PBX phone systems
- Voice applications
- Video communications

**Networking**

- Routing & Switching
- Wireless network access
- Network security

**Virtualized Data Center**

- Virtualized servers
- Networked storage

| Customer Billings (products only, millions); | | | | | |
|---|---|---|---|---|---|
| | 2007 | | 2008 | | % Incr. |
| Network........ | $ 176.5 | 80.8% | $ 201.4 | 75.8% | 14% |
| UC............. | $ 33.3 | 15.2% | $ 43.0 | 16.2% | 29% |
| Data Center... | $ 8.6 | 4.0% | $ 21.4 | 8.0% | 147% |
| Totals | $ 218.4 | 100.0% | $ 265.8 | 100.0% | 22% |

# Capacity To Continue Long-Term Organic Growth

INX

| | Approx. Worldwide Market ($ billions) | | Approx. INX 2008 Billings ($ millions) | | Approx. INX 2008 % Of Market |
|---|---|---|---|---|---|
| **Network Infrastructure:** | | | | | |
| Routing and switching........ | $ | 55 | $ | 171 | 0.31% |
| Wireless networking.......... | | 3 | | 13 | 0.43% |
| Network security.............. | | 8 | | 17 | 0.21% |
| Totals......................... | $ | 66 | $ | 201 | **0.30%** |
| **Unified Communications:** | | | | | |
| IP voice systems.............. | $ | 9 | $ | 43 | 0.48% |
| Video (Telepresence)......... | | <1 | | <1 | 0.00% |
| Totals......................... | $ | 10 | $ | 44 | **0.44%** |
| **Data Center:** | | | | | |
| Network storage............... | $ | 45 | $ | 16 | 0.04% |
| Virtualization software........ | | 2 | | 3 | 0.15% |
| Servers (total market)......... | | 50 | | 2 | 0.00% |
| Totals......................... | $ | 97 | $ | 21 | **0.02%** |
| Total market | $ | 173 | $ | 266 | 0.15% |

Market size source: IDC; VMware, based on end-user product revenues only, excluding services; INX billings is products only

The total market is large relative to INX's participation in the market

Plenty of room to grow if we can gain market share, particularly with addition of more geographic coverage

Because data center solutions are a more recent addition to INX's offerings, there is better growth potential within INX's existing customers and geographic markets

Upcoming addition of server offering should enhance storage and virtualization

# Highlights Of Second Quarter Results & Accomplishments

INX

- Revenue was slightly above the mid-point of our guidance
- Positive GAAP and non-GAAP earnings, each of which were better than expectations
- Increased cash generated through operating results substantially compared to 1Q-2009
- Continued progress laying the foundation for our newer data center practice, with data center business growth of 75% y/y for 2Q-2009 (based on product billings to customers)
- Excellent progress creating demand for Cisco's Unified Computing System, which we believe Cisco will begin to ship in quantity in September
- Continued cost control measures; key to improved profitability compared to 1Q-2009
- Continued substantial work on several potential acquisitions, and in July closed on a small but important acquisition that added a North Carolina region to our geographic presence.
- Continued to add new customers;  6.6% more customers compared to prior year quarter

# Growth Relative To Total Industry – Growing Number Of Customers Offset By Reduced Demand

INX

- Various data indicates that overall industry for the markets in which INX is involved experienced negative y/y growth of approximately 22%-28% in 2Q-2009
- The number of individual customers (based on billings) increased by 6.6% y/y for 2Q-2009, but average revenue per customer is down due primarily to reduced customer demand, which we attribute to economic conditions
- While total revenue decreased 8.8% y/y for 2Q-2009, average revenue per customer declined by 14.4% y/y, which is still superior to our view of overall industry growth
- INX growth has been helped in part by higher relative growth of data center technology: for 2Q-2009 data center technology grew 75% y/y to make up 10.4% of total business compared to 7.3% for the prior year quarter and 8.0% for the prior full year (based on customer product billings).

# Revisiting Our Long-Term Financial Goals

INX

**Long-Held Financial Goals:**

- Gaining market share and growing faster than the overall industry in all of the major areas of technology in which INX is involved
- Gross margin target range on products: 15%-19%
- Gross margin target range for services: 30%-35%
- Goal of achieving GAAP operating profit margin in the range of 4%-7%, the achievement of which is dependent upon leveraging certain operating expenses against revenue growth

**Progress Towards Goals:**

- Consistent achievement of growing faster than overall industry, including recently
- Product gross margin has been within target range
- Services gross margin somewhat pressured by costs of entering data center space and reduced customer demand with somewhat non-variable engineering costs
- Operating profit margin was ramping towards target until one year ago when combination of reduced customer demand related to the economy and costs of entering data center space began negatively impacting profitability



INX

# Second Quarter Financial Results

**Brian Fontana**

**Vice President & CFO**

INX

- **Service revenue error in 1Q-2009:**
  - Restatement to correct service revenue computational error in 1Q-2009
  - Results in decrease of previously reported service revenue of $208,000 and an increase of previously reported net loss of $186,000 or $0.02 per share
  - No effect on previously reported cash flow
- **Reclassification of floor plan financing activity:**
  - Related to floor plan financing facility and FAS 95
  - We determined that floor plan finance company was independent of all vendors
  - Reclassified floor plan finance balances previously included in “Accounts Payable” within current liabilities to a separate line within current liabilities titled “Floor Plan Financing”
  - Reclassified floor plan financing activity within each period from “operating activities” to “financing activities” in the consolidated statement of cash flows
  - No effect on statements of operations

# Second Quarter Ended 6/30/2009 Operating Results

INX

| ($ in thousands except EPS) | 2Q-2009 | | Growth | 2Q-2008 | |
|---|---|---|---|---|---|
| Revenue: | | | | | |
| Products | $ 46,455 | 79.6% | -9.7% | $ 51,430 | 80.4% |
| Services | 11,893 | 20.4% | -5.3% | 12,561 | 19.6% |
| Total revenue | 58,348 | 100.0% | -8.8% | 63,991 | 100.0% |
| Gross profit: | | | | | |
| Products | 9,578 | 20.6% | | 9,766 | 19.0% |
| Services | 3,147 | 26.5% | | 3,986 | 31.7% |
| Total gross profit | 12,725 | 21.8% | | 13,752 | 21.5% |
| SG&A expenses | 12,325 | 21.1% | | 11,871 | 18.6% |
| Operating income | 400 | 0.7% | | 1,881 | 2.9% |
| Interest (expense) and other income | 5 | 0.0% | | (98) | -0.2% |
| Pre-tax net income from continuing ops | 405 | 0.7% | | 1,783 | 2.8% |
| Income tax (benefit) expense | 69 | 0.1% | | 680 | 1.1% |
| Net income from continuing operations | 336 | 0.6% | | 1,103 | 1.7% |
| Discontinued operations | (17) | 0.0% | | 10 | 0.0% |
| Net income | 319 | 0.5% | | 1,113 | 1.7% |
| Diluted EPS | $ 0.03 | | | $ 0.13 | |
| Shares used to compute diluted EPS | 9,319,280 | | | 8,281,715 | |
| Non-GAAP net income | $ 969 | | | $ 2,111 | |
| Non-GAAP diluted EPS | $ 0.10 | | | $ 0.25 | |

# Six Months Ended 6/30/2009 Operating Results

| ($ in thousands except EPS) | 1H-2009 | | Growth | 1H-2008 | |
|---|---|---|---|---|---|
| Revenue: | | | | | |
| Products | $ 91,021 | 78.7% | -10.7% | $ 101,921 | 82.4% |
| Services | 24,660 | 21.3% | 13.6% | 21,713 | 17.6% |
| Total revenue | 115,681 | 100.0% | -6.4% | 123,634 | 100.0% |
| Gross profit: | | | | | |
| Products | 18,022 | 19.8% | | 18,973 | 18.6% |
| Services | 7,006 | 28.4% | | 6,926 | 31.9% |
| Total gross profit | 25,028 | 21.6% | | 25,899 | 20.9% |
| SG&A expenses | 25,053 | 21.7% | | 22,255 | 18.0% |
| Operating income | (25) | 0.0% | | 3,644 | 2.9% |
| Interest (expense) and other income | 17 | 0.0% | | (171) | -0.2% |
| Pre-tax net income from continuing ops | (8) | 0.0% | | 3,473 | 2.8% |
| Income tax (benefit) expense | 119 | 0.1% | | 1,363 | 1.1% |
| Net income from continuing operations | (127) | -0.1% | | 2,110 | 1.7% |
| Discontinued operations | (56) | 0.0% | | 14 | 0.0% |
| Net income | (183) | -0.2% | | 2,124 | 1.7% |
| Diluted EPS | $ (0.02) | | | $ 0.26 | |
| Shares used to compute diluted EPS | 8,764,416 | | | 8,199,449 | |
| Non-GAAP net income | $ 1,066 | | | $ 4,031 | |
| Non-GAAP diluted EPS | $ 0.12 | | | $ 0.49 | |

# Balance Sheet Data

INX

| | 6/30/2009 | 12/31/2008 (as restated) |
|---|---|---|
| **ASSETS:** | | |
| Cash and cash equivalents | $ 13,181 | $ 10,937 |
| Accounts receivable, net | 50,791 | 52,866 |
| Inventory | 1,172 | 2,406 |
| Other current assets | 1,658 | 1,275 |
| PP&E, net | 4,569 | 5,207 |
| Goodwill and other intangible assets, net | 14,605 | 14,603 |
| Total assets | $ 85,976 | $ 87,294 |
| **LIABILITIES & STOCKHOLDERS' EQUITY:** | | |
| Floor plan financing | $ 35,936 | $ 40,002 |
| Accounts payable | 6,097 | 5,170 |
| Debt | 30 | 91 |
| Capital lease obligations | 479 | 240 |
| Accrued expenses | 7,773 | 6,899 |
| Other current and long-term liabilities | 1,032 | 1,322 |
| Total liabilities | 51,347 | 53,724 |
| Stockholders' equity | 34,629 | 33,570 |
| Total liabilities and stockholders' equity | $ 85,976 | $ 87,294 |

(dollars in thousands)

# Cash Generated From Income Statement

- **Adding back non-cash expense items to net income, net cash generated during 2Q-2009 from the income statement for continuing operations was over $1.5 million**

| | | |
|---|---|---|
| Net income | $ | 319 |
| Non-cash items in operating results: | | |
| Depreciation & amortization | | 626 |
| Equity compensation | | 613 |
| Loss from discontinued operations | | 17 |
| Loss on retirement of assets | | 20 |
| Bad debt expense | | (30) |
| Net cash provided from income statement items | $ | 1,565 |

(dollars in thousands)

## Accounts Receivable Quality

### % of Total A/R Aged Over 60 Days At Month End Through July 2009


25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
Jun 08
Sept 08
Dec 08
Mar 09
Jun 09

### Primary Industry Sector A/R

| Industry Sector | AR Balance | % of Total AR | % > 60 days | % > 90 days |
|---|---|---|---|---|
| Government | $ 10.6 | 41.1% | 17.0% | 8.0% |
| Healthcare | 5.2 | 20.2% | 10.0% | 2.0% |
| Education | 7.8 | 30.2% | 8.0% | 1.0% |
| Energy | 2.2 | 8.5% | 18.0% | 9.0% |
| Total | $ 25.8 | 100.0% | | |

($ in millions)



# Update On INX Operations & Industry Trends

**Mark Hilz**

**President & COO**

# Second Quarter Recap

- Won four awards at Cisco Partner Summit in June
  - "Global Technology Excellence Partner of the Year" very prestigious and recognized on a global basis
  - "Technology Partner of the Year" for U.S. and Canada
  - "Wireless Partner of the Year" for the Southern of the U.S.
  - "National Technology Excellence Partner of the Year" for national partners in the U.S. and Canada.
- Completed small acquisition in mid-July in Raleigh, N.C.
- Achieved Cisco Unified Communications Call Center Enterprise certification
- Continued to manage costs closely
- Continued training and hiring selectively in our data center virtualization practice

# Enterprise Network Infrastructure Market

- Routing & switching technology has been slower growth recently
- Network upgrades tend to be driven by new network requirements such as Unified Communications and increasingly in the future it will be driven by new architectural requirements in the data center and increasing video applications on the network
- Cisco is still the dominant manufacturer of enterprise network routing & switching equipment & Cisco has an end to end architecture strategy that no others have been able to duplicate
- Cisco's recent entry into the server/computing market is creating discontent at IBM and HP, each of which (IBM Global Services and HP/EDS) have historically been very large Cisco networking partners
- We are seeing signs that HP and IBM are beginning to work against Cisco in some enterprise customer accounts
- This new competitive landscape is creating new opportunities for INX. INX has a deep understanding of both the network and the new architecture requirements of virtualized data centers. Cisco competitive concerns could shift significant business away from HP and IBM and create a market opportunity for INX

# Enterprise Unified Communications Market

- IP-based enterprise voice systems have surpassed traditional PBX phone system functionality over the past several years;  Unified Communication systems are now the standard for business "phone systems".
- Cisco has been the leader in enterprise voice systems for multiple years now
- Recent economic and credit market issues have caused a temporary slowdown in customer spending on enterprise voice systems, but customers will move forward with these new solutions at some point because the reasons for doing so are compelling
- Video communications and other collaborative technologies are evolving rapidly and will become an increasing catalyst for customer adoption of IP-based Unified Communications
- In the near term we expect Cisco's position in the market to continue to strengthen against the major legacy enterprise-class OEM competitors (Avaya & Nortel).   Microsoft technology is still lagging Cisco's.
- As the economy improves we expect a strong refresh cycle driven by a pent-up demand in converting to Unified Communications and adding new collaborative applications capabilities

# Enterprise Data Center Market

- Major transformation just now beginning in the enterprise data center area due to virtualization of servers. This technology significantly improves computing resource utilization, resulting in substantial ROI on virtualization (fewer servers, electricity & data center space savings)
- Trend towards cloud computing / SaaS, combined with virtualization, is driving need for substantially different data center architectures
- Trend towards adoption of recently introduced data center networking standard Fibre-Channel-Over-Ethernet ("FCoE") to move shared network storage on to the Ethernet network
- VMWare continues to lead the market for virtualization software and management tools
- Cisco's Nexus switching product line continues to lead the market in terms of a switching technology platform for this new data center architecture
- Current server/compute leaders, IBM, HP, Dell and Sun will lose market share to Cisco since Cisco's new computing platforms are specifically designed for virtualized environments
- Solution provider / system integrator landscape is transforming because some Cisco-centric network solutions providers lack data center experience, and many traditional server integrators have very little networking capabilities and solutions increasingly involve both technologies
- Data center upgrade opportunities include:
  - Replacing existing server infrastructure with 50% to 90% fewer physical servers that are more powerful, each of which run many new "virtual servers" per physical server to run applications that once ran on a dedicated physical server
  - Storage infrastructure upgrades (a storage network is the default method for storage in a virtualized environment)
  - Higher speed core network infrastructure to connect these new virtualized physical servers and SAN based storage



# Outlook, Summary & Q&A

Jim Long

Chairman & CEO

# Outlook – Recent Product Order/Contract Bookings Show That Customer Demand Has Been Improving

INX



Product order bookings reflect recent customer demand and the trend indicates that demand has improved over the past several months
$25
$20
$15
$10
$5
$0
Jan '09
Feb '09
Mar '09
Apr '09
May '09
Jun '09
Jul '09

(dollars in millions)

# Outlook – Near-Term Expectations

INX

- For 3Q-2009 we expect a continued slight improvement in customer demand compared to 2Q-2009, but lack of availability of Cisco's Unified Computing System for most of the third quarter will continue to dampen demand for some data center projects
- For 3Q-2009 we expect:
  - Total revenue in the range of $58-$63 million compared to prior year period total revenue of $71.9 million
  - Services revenue in the range of $11.5-$12.0 million compared to prior year period service revenue of $12.4 million
- For 4Q-2009 and beyond, we currently expect a combination of factors to result in a continued improvement in business conditions and customer demand:
  - Availability of Cisco's Unified Computing System
  - Continued slight improvements in general credit market conditions
  - A continuing abatement of customer fear and uncertainty

## Summary

- Made progress towards building shareholder value on numerous fronts in 2Q-2009
- 2Q revenue was towards the upper end of our previously-stated outlook and operating income, GAAP earnings and non-GAAP earnings were above consensus analyst expectations because of effective control of costs combined with slightly higher than expected revenue
- Customer demand improved slightly during 2Q as compared to the first quarter, improving each month during the quarter, with strength continuing into the month of July; customers are moving from “extreme fear and uncertainty” to only “very cautious”
- For 3Q we expect a continued slight improvement in customer demand, but non-availability of Cisco’s Unified Computing System for most of the third quarter will continue to dampen demand for some data center projects
- We will continue to carefully manage costs, as we did in 2Q-2009, until we have better clarity on future customer demand and business conditions
- Looking further out, for 4Q and beyond we currently expect a combination of availability of Cisco’s Unified Computing System, continued slight improvements in general credit market conditions, and a continuing abatement of customer fear and uncertainty to result in a continued improvement in business conditions and customer demand